Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 and the related Prospectus of our reports dated March 9, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in sanofi-aventis’ Annual Report on Form 20-F for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement and related Prospectus.

Neuilly-sur-Seine, France

March 12, 2010

PricewaterhouseCoopers Audit

/s/ Catherine Pariset	/s/ Philippe Vogt
Catherine Pariset	Philippe Vogt